ASSIGNMENT AND ASSUMPTION AGREEMENT, OPTION AND BILL OF SALE

This ASSIGNMENT AND ASSUMPTION AGREEMENT, OPTION and BILL OF SALE (the “Agreement”), is made and entered into this 18th day of November, 2009 (“Effective Date”), by and between ClearPoint Resources, Inc., a Delaware corporation (the “Company”) and Staffchex, Inc, a California corporation (“STX”).  The Company and STX may be referred to herein each as a “Party” and collectively as the “Parties.”

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

1.           Assignment.  For good and valuable consideration as set forth in Section 3 below,  STX, on behalf of itself and its subsidiaries, hereby gives, grants, bargains, conveys, assigns, sells, transfers and delivers to the Company, its successors and assigns, all of STX’s and/or its subsidiaries’ right, title, benefits, privileges and interest in, to and under the customer contracts set forth on Schedule A attached hereto (the “Contracts”), including but not limited to the right to collect, assert or enforce any claim, right, title or interest of any kind in and to the Contracts and to institute and prosecute all actions, suits and proceedings in order to collect, assert or enforce any such claim, right, title or interest.  The Contracts are assigned free and clear of all liens, encumbrances, security interests, pledges and other such rights.  The Company hereby accepts the assignment of such Contracts, at and as of the date hereof.

2.           Assumption of Liabilities and Obligations.  In conjunction with the transfer of the Contracts made under Section 1 hereof, the Company hereby assumes the obligations under the Contracts; provided that the Company does not assume any liabilities whatsoever, known or unknown, occurring on or before the Effective Date, but not limited to;

(a)           any Liabilities in respect of taxes attributable to Contracts for taxable periods or any portion of any taxable period ending on or before the Effective Date;

(b)           any payment obligations of STX, including accounts or notes payable, arising prior to the Effective Date;

(c)           any fines and penalties imposed by any Governmental Authority resulting from any breach, default or other act or omission by STX or its direct or indirect subsidiaries or parent companies that occurred prior to the date hereof;

(d)           any income Taxes attributable to income received by STX;

(e)           any Liability of STX arising as a result of its execution and delivery of this Agreement or any Ancillary Agreement, the performance of its obligations hereunder or thereunder, or the consummation by STX of the transactions contemplated hereby or thereby;

(f)            any Liability arising out of (A) any Claim pending or threatened as of, or arising out of any event, circumstance or condition occurring or existing prior to, the Effective Date, or (B) any actual or alleged violation of law prior to the Effective Date, including without limitation any and all Liabilities for workers compensation premiums, workers compensation claims, and losses related to injuries, and any and all liabilities related to any litigation, action, proceeding or other claim against or affecting or related to the Contracts; in each case occurring prior to the Effective Date; and

(g)           any Liability of STX based on their acts or omissions after the Effective Date.

3.           Consideration.  In consideration of the assignment hereunder:

a.           The Company hereby surrenders, assigns and delivers to STX all of its right, title and interest in and to its rights to Twelve Thousand Four Hundred and Five (12,405) shares of STX currently owned by the Company which represents 40% of the shares of STX currently owned by the Company and all rights of the Company assignable by the Company with respect to such shares and shall, on the date hereof deliver all certificates evidencing all shares of STX currently owed by the Company for cancellation and shall reissue Eighteen Thousand Six Hundred and Seven (18,607) shares to the Company, which shall be evidence the entire amount of the STX shares then-owned by the Company (the “Option Shares”).

b.           The Company hereby grants to STX the option to purchase the Option Shares at any time prior to the earlier of: (i) 5:00 p.m. California Time on the second anniversary of this Agreement or (ii) the date on which the Company duly assigns and delivers the Option Shares to STX in accordance with the Success Fee, as defined and required under the Second Amendment (the “Option Notice Deadline”).  At any time prior to the Option Notice Deadline, STX may elect, by delivering written notice to the Company (the “Option Exercise Notice”), to purchase all (but not less than all), right, title and interest in and to the Option Shares and rights of the Company assignable by the Company with respect to the Option Shares (the “Option Acquired Rights”), for a purchase price (the “Option Price”) equal to $250,000.  In the event STX exercises the Option and the Option Exercise Notice is received by the Company before the Option Notice Deadline, on a date (the “Option Closing Date”) specified in the Option Exercise Notice but not less than thirty (30) days after the date of the Option Exercise Notice, STX will purchase from the Company and the Company will sell and assign to STX, all, right, title and interest in and to the Option Shares and the Acquired Rights assignable by the Company with respect to the Option Notes, for the Option Price.   The Company hereby agrees that, prior to the Option Notice Deadline, it shall not and not cause or permit any of its affiliates to transfer, sell, assign or otherwise dispose of the Option Shares.

c.           The Company shall further amend (the further amendment hereafter referred to as the “Second Amendment” and incorporated herein as part of this Agreement) the iLabor Network Supplier Agreement dated February 28, 2008 as Amended on March 16, 2009 (“the Agreement”), to reduce the Fee as defined in Paragraph 3 of the Agreement.  The Fee reduction will be subject to the terms and conditions as defined in the Second Amendment.

4.           Further Assurances.  STX hereby covenants and agrees that, at any time and from time to time after the delivery of this Agreement, at the Company’s reasonable request and without further consideration, STX, its successors and assigns will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, any and all such further conveyances, transfers, assignments, powers of attorney and assurances as the Company reasonably may request to more effectively contribute, assign, transfer and deliver the Contracts to the Company, or to better enable the Company to realize upon or otherwise enjoy the Contracts or to carry into effect the intent and purposes of this Agreement.

5.           Title to Contracts and Right to Transfer.  STX represents and warrants that it holds, and on the date hereof shall hold, all legal and beneficial right, title and interest in and to the Contracts, free and clear of any lien, encumbrances, security interests, pledges and other such rights.  STX represents and warrants that it has the right to transfer and assign Contracts pursuant to the terms of this Agreement.

6.           Remedies for Breach.  If STX breaches this Agreement, the Company shall have all legal and equitable remedies available to it.  Additionally, in the event of a bankruptcy of STX, the Company shall have the immediate right, in its sole discretion, to return the Contracts to STX and immediately increase the Fee to its original, amended rate of 1.25%.

7.           Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to the choice of law principles thereof.  Any legal action or proceeding arising out of or in connection with this Agreement shall be brought in the federal or state courts located in Philadelphia or Bucks Counties, Pennsylvania, and the parties hereto irrevocably submit to the exclusive jurisdiction of such courts.  Each of the parties hereto hereby irrevocably waives any objection to the laying of venue, in personam jurisdiction or based on grounds of forum non-conveniens which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction.

7.           Binding Effect.  All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the heirs, administrators, personal representatives, successors and assigns of the Parties hereto.

8.           No Third Party Beneficiaries.   Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the Company or STX and their successors and assigns, any remedy or claim under or by reason of this Agreement or any term, covenant, condition, promise or agreement hereof, and all of the terms, covenants, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company or STX and their successors and assigns.

9.           Amendment; Waiver.  This Agreement shall not be amended or modified except by a written instrument duly executed by each of the Parties hereto.  Any extension or waiver by any Party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

10.         Counterparts.   This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which shall be considered one and the same agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Assignment and Assumption Agreement and Bill of Sale has been signed by or on behalf of each of the Parties as of the date first written above.

STAFFCHEX, INC.

By:	/s/ Ruben Garza
Name: Ruben Garza
Title: CEO

CLEARPOINT RESOURCES, INC.

By:	/s/ Michael Traina
Name: Michael Traina
Title: CEO

SCHEDULE A

CONTRACTS